UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

PINNACLE WEST CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85072-3999

(Address of Principal Executive Offices)	(Zip Code)

(602) 250-1000

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01. Regulation FD Disclosure
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1
Exhibit 99.2
Exhibit 99.3
Exhibit 99.4
Exhibit 99.5
Exhibit 99.6
Exhibit 99.7
Exhibit 99.8
Exhibit 99.9

Item 2.02. Results of Operations and Financial Condition

     Certain of the Information referenced in Item 7.01 below relates to Pinnacle West Capital Corporation’s (the “Company”) results of operations for its fiscal quarter and fiscal year ended December 31, 2004. This Information is attached hereto as Exhibits 99.2, 99.3, and 99.7.

     On January 28, 2005, the Company issued a press release regarding its financial results for its fiscal quarter and fiscal year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.9.

     The information being furnished pursuant to this Item 2.02 and in Exhibits 99.2, 99.3, 99.7 and 99.9 of this report relating to the Company’s financial results for its fiscal quarter and fiscal year ended December 31, 2004 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

     Exhibit 99.9 to this report contains certain “non-GAAP financial measures,” as defined in Item 10(e) of Regulation S-K of the Exchange Act. We describe these non-GAAP financial measures as “on-going earnings” and “on-going earnings per share.” Exhibit 99.9 reconciles each of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures involve judgments by management, including whether an item is classified as an unusual item. We use on-going earnings, or similar concepts, to measure our performance internally in reports for management.

Item 7.01. Regulation FD Disclosure

     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, “Information”) to help interested parties better understand its business (see Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8). This Information is concurrently being posted to the Company’s website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company’s operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided. The Information being furnished pursuant to this Item 7.01 and in

Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, and 99.8 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section.

Item 8.01. Other Events

Earnings Outlook

     In June 2003, Arizona Public Service Company (“APS”) filed a general rate case with the Arizona Corporation Commission (the “ACC”). In August 2004, APS and a substantial majority of the parties to the rate case entered into an agreement that proposes terms under which the rate case would be settled (the “2004 Settlement Agreement”). The key financial components of the 2004 Settlement Agreement are described in Note 5 to Condensed Consolidated Financial Statements, “Regulatory Matters,” in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004. We are unable to predict whether the ACC will approve the 2004 Settlement Agreement as proposed or the exact timing when the ACC will consider the 2004 Settlement Agreement.

     If the ACC were to approve the 2004 Settlement Agreement as proposed and the provisions of the settlement were to become effective on March 31, 2005, we estimate that 2005 earnings will be within a reasonable range around $3.00 per diluted share before the regulatory disallowance proposed in the settlement. This estimate also assumes that SunCor Development Company will report 2005 net income of approximately $50 million, or $0.55 per share.

     This earnings guidance supersedes all previous earnings guidance provided by the Company, is forward-looking information, and actual results may differ materially from our expectations. See “Forward-Looking Statements” below.

ACC Order Regarding Sundance Plant

     On January 20, 2005, the ACC issued an order related to APS’ proposed acquisition of the 450 megawatt Sundance power plant (the “Sundance Plant”) from PPL Sundance Energy, LLC, a wholly-owned subsidiary of PPL Corporation. See Note 5 of Notes to Condensed Consolidated Financial Statements in the Company’s Report on Form 10-Q for the fiscal quarter ended September 30, 2004 and Item 1.01 of the Company’s Report on Form 8-K filed December 20, 2004 for additional information about the proposed acquisition. The ACC order confirmed APS’ authority to “self-build or buy new generation assets for native load” and stated that APS’ acquisition of the Sundance Plant would be a proper purpose under APS’ existing ACC financing authorizations.

     APS’ filings with the ACC also had requested that the ACC allow APS to defer for future recovery certain capital and operating costs (net of fuel and purchased power savings) associated with the Sundance Plant acquisition until rate treatment for the Sundance Plant could be considered in APS’ next general rate case. APS’ filings estimated that the deferrals would be approximately $10 million to $15 million before income taxes on an annualized basis. The order issued by the ACC allows APS to record the deferrals for up to 36 months, subject to a number of conditions. However, if APS has a general rate case pending at the end of the 36-month period, the deferral period could extend until the rate case had been decided. The conditions imposed by the order are expected to substantially limit the amount of deferrals that APS will be able to record.

     APS’ acquisition of the Sundance Plant is subject to Federal Energy Regulatory Commission approval and to customary closing conditions. The transaction is targeted to close in the spring of 2005.

Forward-Looking Statements

     This Report on Form 8-K contains forward-looking statements based on current expectations, and we assume no obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. Forward-looking statements are often identified by words such as “estimate,” “predicts,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by us. These factors include, but are not limited to:

•	state and federal regulatory and legislative decisions and actions, including the outcome of the rate case APS filed with the ACC on June 27, 2003 and the wholesale electric price mitigation plan adopted by the Federal Energy Regulatory Commission;

•	the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition;

•	the outcome of regulatory, legislative and judicial proceedings relating to the restructuring;

•	market prices for electricity and natural gas;

•	power plant performance and outages;

•	transmission outages and constraints;

•	weather variations affecting local and regional customer energy usage;

•	customer growth and energy usage;

•	regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile purchased power and fuel costs and the completion of generation and transmission construction in the

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region, which could affect customer growth and the cost of power supplies;

•	the cost of debt and equity capital and access to capital markets;

•	the uncertainty that current credit ratings will remain in effect for any given period of time;

•	our ability to compete successfully outside traditional regulated markets (including the wholesale market);

•	the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts);

•	changes in accounting principles generally accepted in the United States of America and the interpretation of those principles;

•	the performance of the stock market and the changing interest rate environment, which affect the amount of our required contributions to our pension plan and nuclear decommissioning trust funds, as well as our reported costs of providing pension and other postretirement benefits;

•	technological developments in the electric industry;

•	the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah;

•	conservation programs; and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

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Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit
No.	Description
99.1	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended December 31, 2004 and 2003.

99.3	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.4	Pinnacle West Capital Corporation consolidated statistics by quarter for 2003.

99.5	Pinnacle West Capital Corporation consolidated statistics by quarter for 2002.

99.6	Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.

99.7	Pinnacle West Capital Corporation earnings variance explanations for periods ended December 31, 2004 and 2003 and condensed consolidated statements of income for the three months and twelve months ended December 31, 2004 and 2003.

99.8	Glossary of Terms.

99.9	Earnings News Release issued on January 28, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: January 28, 2005	By:	/s/ BARBARA M. GOMEZ

Barbara M. Gomez
Vice President and Treasurer

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